UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 26, 2006

WAVE SYSTEMS CORP.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts  01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

Item 8.01.      Other Events.

Wave Systems Corp. (“Wave”) has signed a Software License Agreement with Winbond Electronic Corporation (“Winbond”) permitting the distribution of Wave’s Embassy® Security Center (ESC) and Cryptographic Service Provider (CSP) software technology with Winbond devices that are compliant and compatible with Trusted Platform Module (TPM) specifications.  Wave will receive a per-unit royalty based on Winbond’s sales of products that are equipped with or include Wave’s software technology.  Although the contract requires an initial pre-payment of royalties, it does not provide for guaranteed minimum or maximum shipped quantities or royalties.  This agreement is in addition to Wave’s Licensing Agreement with Winbond (as successor to National Semiconductor Corporation) dated September, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.
By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated:  April 26, 2006